ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-178960 Dated November 7, 2014

UBS AG Floating Rate Trigger Phoenix Autocallable Optimization Securities

UBS AG $• linked to the Russell 2000® Index due on or about November 28, 2017

  Investment Description

UBS AG Floating Rate Trigger Phoenix Autocallable Optimization Securities (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG (“UBS” or the “issuer”) linked to the performance of the Russell 2000® Index (the “underlying index”). UBS will pay a quarterly contingent coupon if the closing level of the underlying index on the applicable coupon observation date is equal to or greater than the coupon barrier. Otherwise, no coupon will be paid for the quarter. The contingent coupon paid will be based on the “contingent coupon rate”, which is a per annum rate equal to 3-month USD-LIBOR (the “reference rate”) as determined on each reset date plus 5.00% (the “spread”). UBS will automatically call the Securities if the closing level of the underlying index on any quarterly autocall observation date is equal to or greater than the call threshold level. If the Securities are called, UBS will pay you the principal amount of your Securities plus the contingent coupon for that quarter and no further amounts will be owed to you under the Securities after the applicable call settlement date. If the Securities are not called on any call settlement date and the closing level of the underlying index on the final valuation date (the “final level”) is equal to or greater than the trigger level, UBS will pay you a cash payment at maturity equal to the principal amount of your Securities plus the contingent coupon for that quarter. If, however, the final level of the underlying index is less than the trigger level, UBS will pay you less than the full principal amount, if anything, resulting in the loss of a percentage of your initial investment that is equal to the underlying return and you may lose some or all of your initial investment. Investing in the Securities involves significant risks. You may lose some or all of your initial investment. The contingent repayment of principal only applies if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the issuer. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Features

❑

Contingent Coupon — UBS will pay a quarterly contingent coupon if the closing level of the underlying index on the applicable coupon observation date is equal to or greater than the coupon barrier. Otherwise, no coupon will be paid for the quarter. The amount of any contingent coupon paid will depend on the level of the reference rate on the applicable reset date plus the spread.

❑

Automatically Callable — UBS will automatically call the Securities and pay you the principal amount of your Securities plus the contingent coupon otherwise due for that quarter if the closing level of the underlying index on any quarterly autocall observation date is equal to or greater than the call threshold level. If the Securities are not called, investors will have the potential for downside equity market risk at maturity.

❑

Contingent Repayment of Principal Amount at Maturity — If by maturity the Securities have not been called and the final level is equal to or greater than the trigger level, at maturity, UBS will pay you a cash payment per Security equal to your principal amount. If, however, the final level is less than the trigger level, at maturity, UBS will pay you a cash payment per Security that is less than your principal amount, if anything, resulting in the loss of a percentage of your initial investment that is equal to the underlying return. The contingent repayment of principal only applies if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

Key Dates*

Trade Date	November 21, 2014
Settlement Date	November 26, 2014
Coupon Observation Dates	Quarterly (see page 3)
Reset Dates	Quarterly (see page 2)
Autocall Observation Dates	Quarterly (see page 3)
Final Valuation Date	November 21, 2017
Maturity Date	November 28, 2017

*	Expected. See page 3 for additional details.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full principal amount of the Securities at maturity, and the Securities can have downside market risk similar to the underlying index. Additionally, the Securities have interest rate risk and the amount of any contingent coupons paid will depend upon the level of the reference rate on the applicable reset date plus the spread. These risks are in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 4 and under “Risk Factors” beginning on page PS-15 of the Floating Rate TPAOS product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose some or all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

  Security Offering

These preliminary terms relate to Securities linked to the performance of the Russell 2000® Index. The initial level, trigger level, coupon barrier and call threshold level for the Securities will be set on the trade date.

Underlying Index	Ticker	Reference Rate	Spread	Initial Level	Trigger Level	Coupon Barrier	Call Threshold Level	CUSIP	ISIN
Russell 2000® Index	RTY	3-month USD-LIBOR	5.00% per annum	•	75% of the Initial Level	75% of the Initial Level	100% of the Initial Level	90270KDY2	US90270KDY29

The estimated initial value of the Securities as of the trade date is expected to be between $927.10 and $967.10 for Securities linked to the Russell 2000® Index. The range of the estimated initial value of the Securities was determined on the date of this free writing prospectus by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 5 and 6 of this free writing prospectus.

See “Additional Information about UBS and the Securities” on page ii. The Securities will have the terms set forth in the Floating Rate TPAOS product supplement relating to the Securities, dated October 10, 2014, the accompanying prospectus and this free writing prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this free writing prospectus, the Floating Rate TPAOS product supplement, the index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Offering of Securities	Issue Price to Public		Underwriting Discount(1)		Proceeds to UBS AG(1)
	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the Russell 2000® Index	$•	$1,000.00	$•	$2.50 to $50.00	$•	$997.50 to $950.00
(1)	Our affiliate, UBS Securities LLC, will receive an underwriting discount of between $2.50 and $50.00 per $1,000.00 stated principal amount for each Security sold in this offering. UBS Securities LLC intends to re-allow the full amount of this discount to a third party distributor. The per Security proceeds to UBS AG indicated above represent the range of per Security proceeds depending on the underwriting discount actually applicable to the Security. The underwriting discount per Security is variable and will fluctuate depending on market conditions at the time UBS AG establishes its hedge prior to the trade date. The total underwriting discount and proceeds to UBS AG, which will be disclosed in the final pricing supplement, will reflect the total amount of the underwriting discount.

UBS Securities LLC	UBS Investment Bank

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement and an index supplement for the Securities) with the Securities and Exchange Commission, or SEC, for the offering to which this free writing prospectus relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Floating Rate TPAOS product supplement dated October 10, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514368303/d801849d424b2.htm

♦	Index Supplement dated January 24, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512021889/d287369d424b2.htm

♦	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Floating Rate Trigger Phoenix Autocallable Optimization Securities” or the “Securities” refer to the Securities that are offered hereby. Also, references to the “Floating Rate TPAOS product supplement” mean the UBS product supplement, dated October 10, 2014, references to the “index supplement” means the UBS index supplement, dated January 24, 2012 and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants,” dated January 11, 2012.

This free writing prospectus, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” beginning on page 4 and in “Risk Factors” in the Floating Rate TPAOS product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

ii

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.

♦

You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as the underlying index and the stocks constituting the index (the “underlying equity constituents”).

♦	You believe the closing level of the underlying index will be equal to or greater than the coupon barrier on the specified coupon observation dates.

♦	You are willing to invest in Securities with exposure to a floating reference rate.

♦

You understand and accept that, if the reference does decline over the term of the Securities, any contingent coupons will also decline, and that negative reference rates will reduce the contingent coupon below the spread.

♦

You understand and accept that you will not participate in any appreciation in the level of the underlying index and that your potential return is limited to the contingent coupons specified in the applicable pricing supplement.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.

♦	You do not seek guaranteed current income from this investment and are willing to forgo dividends paid on the underlying equity constituents.

♦	You seek an investment with exposure to companies in the small capitalization segment of the U.S. equity market.

♦

You are willing to invest in securities that may be called early and you are otherwise willing to hold such securities to maturity and accept that there may be little or no secondary market for the Securities.

♦

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

♦

You understand that the estimated initial value of the Securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.

♦	You require an investment designed to provide a full return of principal at maturity.

♦

You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that may have the same downside market risk as the underlying index or the underlying equity constituents.

♦

You believe that the level of the underlying index will decline during the term of the Securities and is likely to close below the coupon barrier on the specified coupon observation dates and below the trigger level on the final valuation date.

♦	You seek an investment that participates in the full appreciation in the level of the underlying index or that has unlimited return potential.

♦	You are unwilling to invest in Securities with exposure to a floating reference rate.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.

♦	You seek guaranteed current income from this investment or prefer to receive the dividends paid on the underlying equity constituents.

♦	You do not seek an investment with exposure to companies in the small capitalization segment of the U.S. equity market.

♦

You are unable or unwilling to hold securities that may be called early, or you are otherwise unable or unwilling to hold such securities to maturity, or you seek an investment for which there will be an active secondary market for the Securities.

♦	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 4 of this free writing prospectus for risks related to an investment in the Securities.

Indicative Terms

Issuer	UBS AG, London Branch
Principal Amount	$1,000 per Security
Term	Approximately 3 years, unless called earlier. In the event that we make any change to the expected trade date and settlement date, the calculation agent may adjust the final valuation date and maturity date, as well as the coupon observation dates, autocall observation dates and reset dates to ensure that the stated term of the Securities remains the same.
Underlying Index	Russell 2000® Index
Contingent Coupon

If the closing level of the underlying index is equal to or greater than the coupon barrier on any coupon observation date, UBS will pay you the contingent coupon applicable to such coupon observation date.

If the closing level of the underlying index is less than the coupon barrier on any coupon observation date, the contingent coupon applicable to such coupon observation date will not accrue or be payable and UBS will not make any payment to you on the relevant coupon payment date.

Contingent coupons are not guaranteed. UBS will not pay you the contingent coupon for any coupon observation date on which the closing level of the underlying index is less than the coupon barrier. If the reference rate is negative, the contingent coupon rate will be computed giving effect to the negative rate. In addition, negative reference rates will reduce the contingent coupon rate below the spread.

Contingent Coupon per Security	An amount equal to the quotient of the following formula: Contingent Coupon Rate x $1,000 4
Contingent Coupon Rate	A per annum rate equal to the reference rate as determined by the calculation agent on each reset date, plus the spread.
Reference Rate	3-month USD-LIBOR on the applicable reset date, as determined by the calculation agent. If the reference rate is negative, the contingent coupon rate will be computed giving effect to the negative rate. Negative reference rates will reduce the contingent coupon rate below the spread.
Spread	5.00% per annum.
3-month USD-LIBOR	The 3-month USD-LIBOR rate appearing on Reuters page “LIBOR01” at 11:00 a.m., New York time, on the reset date for the applicable coupon observation date (or any replacement page), or if not available on such day, the 3-month USD-LIBOR will be determined in accordance with the procedures described under “Determination of 3-month USD-LIBOR”.

Reset Date	With respect to the first coupon observation date, the reset date will be two London business days prior to the settlement date. With respect to each subsequent coupon observation date, the reset date will be two London business days prior to the coupon payment date preceding the coupon observation date for which the relevant contingent coupon rate is being determined.
Automatic Call Feature

The Securities will be called automatically if the closing level of the underlying index on any autocall observation date is equal to or greater than the call threshold level.

If the Securities are called, on the corresponding coupon payment date (which will be the “call settlement date”), UBS will pay you a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on such date. No further amounts will be owed to you under the Securities.

Payment at Maturity

If the Securities are not called and the final level is equal to or greater than the trigger level, at maturity, UBS will pay you a cash payment per Security equal to your principal amount:

$1,000.

If the Securities are not called and the final level is less than the trigger level, at maturity, UBS will pay you a cash payment per Security that is less than the principal amount, if anything, resulting in the loss of a percentage of your initial investment that is equal to the underlying return, for an amount equal to:

$1,000 + ($1,000 x Underlying Return).

As discussed under “Contingent Coupon”, if the final level is equal to or greater than the coupon barrier, UBS will also pay a contingent coupon on the maturity date.

Underlying Return	The quotient, expressed as a percentage, of (i) the final level minus the initial level, divided by (ii) the initial level. Expressed as a formula: Final Level – Initial Level Initial Level
Trigger Level	A specified level of the underlying index that is less than the initial level, equal to a percentage of the initial level as indicated on the cover of this free writing prospectus.
Call Threshold Level	A specified level of the underlying index, equal to a percentage of the initial level as indicated on the cover of this free writing prospectus.
Coupon Barrier	A specified level of the underlying index that is less than the initial level, equal to a percentage of the initial level as indicated on the cover of this free writing prospectus.
Initial Level	The closing level of the underlying index on the trade date, as determined by the calculation agent.
Final Level	The closing level of the underlying index on the final valuation date, as determined by the calculation agent.
Coupon Payment Dates	Four business days following each coupon observation date, except that the coupon payment date for the final valuation date is the maturity date.
London Business Day	A London business day is any day on which commercial banks in London are open for general business (including dealings in U.S. Dollars).

Investment Timeline

Investing in the Securities involves significant risks. You may lose some or all of your initial investment. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

Coupon Observation Dates and Autocall Observation Dates(1) and Coupon Payment Dates and Potential Call Settlement Dates(2)

Coupon Observation Dates*	Coupon Payment Dates**	Coupon Observation Dates*	Coupon Payment Dates**
February 23, 2015	February 27, 2015	August 22, 2016	August 26, 2016
May 21, 2015	May 28, 2015	November 21, 2016	November 28, 2016
August 21, 2015	August 27, 2015	February 21, 2017	February 27, 2017
November 23, 2015	November 30, 2015	May 22, 2017	May 26, 2017
February 22, 2016	February 26, 2016	August 21, 2017	August 25, 2017
May 23, 2016	May 27, 2016	November 21, 2017***	November 28, 2017****

*	Each coupon observation date is also an autocall observation date.
**	If the Securities are called, the call settlement date will be the coupon payment date following the relevant autocall observation date.
***	This date is also the final valuation date.
****	This date is also the maturity date.

(1)	Subject to the market disruption event provisions set forth in the Floating Rate TPAOS product supplement beginning on page PS-31.
(2)

If you sell the Securities in the secondary market on any day on or preceding a coupon observation date or autocall observation date, the purchaser of the Securities shall be deemed to be the record holder on the applicable record date and therefore you will not be entitled to any payment attributable to that date. If you sell your Securities in the secondary market on any day following a coupon observation date or autocall observation date, you will be deemed the record holder on the record date and therefore you will be entitled to any payment attributable to that date.

Key Risks

An investment in the offering of the Securities involves significant risks. Investing in the Securities is not equivalent to investing in the underlying equity constituents. Some of the risks that apply to the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of the Floating Rate TPAOS product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦

Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Securities at maturity. If the Securities are not called prior to maturity, UBS will repay you the principal amount of your Securities in cash only if the final level of the underlying index is equal to or greater than the trigger level and will only make such payment at maturity. If the Securities are not called and the final level is less than the trigger level, UBS will pay you an amount in cash that is less than your principal amount, if anything, resulting in the loss of a percentage of your initial investment that is equal to the underlying return. In this scenario, you will lose some or all of your initial investment.

♦

The contingent repayment of principal applies only at maturity — If your Securities are not automatically called, you should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying index at such time is equal to or greater than the trigger level.

♦

You may not receive any contingent coupons — UBS will not necessarily make periodic coupon payments on the Securities. If the closing level of the underlying index on a coupon observation date is less than the coupon barrier, UBS will not pay you the contingent coupon applicable to such coupon observation date. If the closing level of the underlying index is less than the coupon barrier on each of the coupon observation dates, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Securities.

♦

The amount of any contingent coupon payable on the Securities is uncertain — The amount of the contingent coupons, if any, payable on the Securities is uncertain and will depend on a number of factors that could affect the levels of the reference rate, and in turn, could affect the value of the Securities. These factors include (but are not limited to) the expected volatility of the reference rate, supply and demand among banks in London for U.S. dollar-denominated deposits with approximately a three month term, interest and yield rates in the market generally, the performance of capital markets, monetary policies, fiscal policies, regulatory or judicial events, inflation, general economic conditions, and public expectations with respect to such factors. These and other factors may have a negative impact on the reference rate and on the value of the Securities in the secondary market. The effect that any single factor may have on the reference rate may be partially offset by other factors. We cannot predict the factors that may cause the reference rate to increase or decrease. A decrease in the reference rate will result in a lower contingent coupon rate used to calculate the contingent coupon payable on any coupon payment date. If the reference rate is negative, the contingent coupon rate will be computed giving effect to the negative rate. In addition, negative reference rates will reduce the contingent coupon rate below the spread. Therefore, there is a possibility that the contingent coupon paid, if any, on any coupon payment date may be less than the contingent coupon paid on prior coupon payment dates.

♦

Your potential return on the Securities is limited, you will not participate in any appreciation of the underlying index and you will not have the same rights as holders of the underlying equity constituents — The return potential of the Securities is limited to the contingent coupon rate, regardless of the appreciation of the underlying index. In addition, the total return on the Securities will vary based on the number of coupon observation dates on which the requirements of the contingent coupon have been met prior to maturity or an automatic call and the reference rate on each reset date. Further, if the Securities are called, you will not receive any contingent coupons or any other payment on the Securities after the applicable call settlement date. Since the Securities could be called early, the total return on the Securities could be minimal. If the Securities are not called, you may be subject to any decline in the level of the underlying index even though you are not able to participate in any appreciation of the underlying index. As a result, the return on an investment in the Securities could be less than the return on a hypothetical direct investment in the underlying index or the underlying equity constituents. Furthermore, as a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the underlying equity constituents would have.

♦

Higher spreads are generally associated with increased risk — Greater expected volatility with respect to the underlying index reflects a higher expectation as of the trade date that the closing level of the underlying index could be less than the coupon barrier on the specified coupon observation dates and the trigger level on the final valuation date of the Securities. Furthermore, greater expected volatility with respect to the reference rate reflects a higher expectation that the reference rate could decline over the term of the Securities. These greater expected risks will generally be reflected in a higher spread for that Security. However, while the spread is set on the trade date, the underlying index’s volatility and the volatility of the reference rate can change significantly over the term of the Securities. The level of the underlying index for your Securities could fall sharply, which could result in no contingent coupons being paid over the term of the Securities and a significant loss of principal. Additionally, the reference rate for your Securities could depreciate, which could result in a lower contingent coupon rate, and therefore, a decrease in the amount of any contingent coupons. Furthermore, negative reference rates will reduce the contingent coupon rate below the spread.

♦

Reinvestment risk — The Securities will be called automatically if the closing level of the underlying index is equal to or greater than the call threshold level on any autocall observation date. Conversely, the Securities will not be subject to an automatic call, if the closing level of the underlying index is less than the call threshold level on any autocall observation date, which generally coincides with a period of greater risk of principal loss on your Securities. In the event that the Securities are called prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

♦

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

♦

Market risk of the underlying index — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying index and indirectly linked to the value of the underlying equity constituents. The level of the underlying index can rise or fall sharply due to factors specific to it or the underlying equity constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market levels, interest rates and economic and political conditions. You may lose some or all of your initial investment if the underlying return is negative. Additionally, the amount of any contingent coupon paid is directly linked to the reference rate. The level of the reference rate can rise or fall sharply due to factors specific to it including the expected volatility of the reference rate, supply and demand among banks in London for U.S. dollar-denominated deposits with approximately a three month term, interest and yield rates in the market generally, the performance of capital markets, monetary policies, fiscal policies, regulatory or judicial events, inflation, general economic conditions and public expectations with respect to such factors.

♦	Fair value considerations.

♦

The issue price you pay for the Securities will exceed their estimated initial value — The issue price you pay for the Securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Securities by reference to our internal pricing models and the estimated initial value of the Securities will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the level of the underlying index, the volatility of the underlying index and the reference rate, the dividend rate paid on the underlying equity constituents, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date will be less than the issue price you pay for the Securities.

♦

The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

♦	Limited or no secondary market and secondary market price considerations.

♦

There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and its affiliates may make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

♦

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the underlying index and the reference rate; the dividend rate paid on the underlying equity constituents; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; and the creditworthiness of UBS.

♦

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall and there can be no assurance that the closing level of the underlying index will be equal to or greater than the coupon barrier on any coupon observation date, and, if the Securities are not called, that the final level will be equal to or greater than the trigger level. The level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and the underlying equity constituents in particular, and the risk of losing some or all of your initial investment. Similarly, it is impossible to predict whether and the extent to which the reference rate will rise or fall. The reference rate will be influenced by complex and interrelated political, economic, financial and other factors. You should be willing to accept the risk that the reference rate could decline. Negative reference rates will reduce the contingent coupon rate below the spread. Additionally, interest rates and stock prices may be inversely correlated, meaning that the market prices of the underlying equity constituents may be likely to decline if the reference rate appreciates over the term of the Securities. It is not possible to predict the relationship between the reference rate and the market prices of the underlying equity constituents during the term of the Securities.

♦

The underlying index reflects price return, not total return — The underlying index to which your Securities are linked reflect the changes in the market prices of the underlying equity constituents. The underlying index does not, however, reflect a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the underlying equity constituents. The return on your Securities will not include such a total return feature or dividend component.

♦

Changes affecting the underlying index could have an adverse effect on the value of the Securities — The policies of The Frank Russell Company, the sponsor of the underlying index (the “index sponsor”), concerning additions, deletions and substitutions of the underlying equity constituents and the manner in which the index sponsor takes account of certain changes affecting those underlying equity constituents may adversely affect the level of the underlying index. The policies of the index sponsor with respect to the calculation of the underlying index could also adversely affect the level of the underlying index. The index sponsor may discontinue or suspend calculation or dissemination of the underlying index. Any such actions could have an adverse effect on the value of the Securities.

♦

UBS cannot control actions by the index sponsor and the index sponsor has no obligation to consider your interests — UBS and its affiliates are not affiliated with the index sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. The index sponsor is not involved in the Securities offering in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

♦

Changes in the method pursuant to which the reference rate is determined may adversely affect the value of the Securities — Regulators and law enforcement agencies from a number of governments have been conducting investigations relating to the calculation of the London Interbank Offered Rate (“LIBOR”) across a range of maturities and currencies, including the reference rate, and certain financial institutions that are member banks surveyed by the British Bankers’ Association (the “BBA”) in setting daily LIBOR, including UBS, have entered into agreements with the U.S. Department of Justice, the CFTC and/or the U.K. Financial Services Authority in order to resolve the investigations. In addition, in September 2012, the U.K. government published the results of its review of LIBOR, commonly referred to as the “Wheatley Review.” The Wheatley Review made a number of recommendations for changes with respect to LIBOR, including the introduction of statutory regulation of LIBOR, the transfer of responsibility for LIBOR from the BBA to an independent administrator, changes to the method of compilation of lending rates, new regulatory oversight and enforcement mechanisms for rate-setting and the corroboration of LIBOR, as far as possible, by transactional data. Based on the Wheatley Review, on March 25, 2013, final rules for the regulation and supervision of LIBOR by the U.K. Financial Conduct Authority (the “FCA”) were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. In addition, in response to the Wheatley Review recommendations, Intercontinental Exchange Benchmark Administration Ltd. has been appointed as the independent LIBOR administrator. It is not possible to predict the further effect of the FCA Rules, any changes in the methods pursuant to which LIBOR rates are determined or any other reforms to LIBOR that may be enacted in the U.K., the European Union (the “EU”) and elsewhere, each of which may adversely affect the trading market for LIBOR-based securities, including the Securities. In addition, any changes announced by the FCA, Intercontinental Exchange Benchmark Administration Ltd., the European Commission or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported reference rate, which would affect the level of interest payments and the value of your Securities.

♦

There are small-capitalization stock risks associated with the Russell 2000® Index — The Securities are subject to risks associated with small-capitalization companies. The Russell 2000® Index is comprised of stocks of companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore the underlying index may be more volatile than an index in which a greater percentage of the constituent stocks are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded. In addition, small capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

♦

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying index or any underlying equity constituent, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying index, any underlying equity constituent or the reference rate, may adversely affect their market level(s) or price(s) and, therefore, the market value of the Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of securities constituting the underlying equity constituents, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the reference rate and the payment upon automatic call or at maturity of the Securities based on observed levels of the reference rate and the underlying index. The calculation agent can postpone the determination of the initial level and the final level of the underlying index on the trade date or final valuation date, respectively. As UBS determines the economic terms of the Securities, including the spread, trigger level, coupon barrier and the call threshold level, and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying index to which the Securities are linked.

♦

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Securities — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation in an amount equal to the underwriting discount listed on the cover hereof per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your tax situation.

Hypothetical Examples of How the Securities Might Perform

The examples below illustrate the payment upon an automatic call or at maturity for a $1,000 Security on a hypothetical offering of the Securities, with the following assumptions (the actual terms for each Security will be determined on the trade date; amounts may have been rounded for ease of reference)*:

Principal Amount:	$1,000
Term:	Approximately 3 years
Call Threshold Level:	100% of the Initial Level
Spread:	5.00% per annum (or 1.25% per quarter)
3-month USD-LIBOR**:	0.22% per annum (or 0.055% per quarter)
Initial Level:	1000
Contingent Coupon Rate:	5.22% per annum (or 1.305% per quarter)
Contingent Coupon:	$13.05 per quarter
Coupon Observation Dates:	Quarterly
Autocall Observation Dates:	Quarterly
Call Threshold Level:	1000
Trigger Level:	750 (which is 75% of the Initial Level)
Coupon Barrier:	750 (which is 75% of the Initial Level)

*	3-month USD-LIBOR will be determined on the applicable reset date.
**	For purposes of these hypothetical examples, 3-month USD-LIBOR is assumed to be 0.22% on each reset date during the term of the Securities. However, the actual 3-month USD-LIBOR set on each reset date during the term of the Securities will fluctuate and may be lower than 0.22%.

Example 1 — The Securities are Called on the Sixth potential Call Settlement Date, which is the Sixth Coupon Payment Date.

Date	Closing Level	Payment (per Security)

First Coupon Observation Date and Autocall Observation Date	775 (at or above Coupon Barrier, below Call Threshold Level)	$13.05 (Contingent Coupon)
Second Coupon Observation Date and Autocall Observation Date	800 (at or above Coupon Barrier; below Call Threshold Level)	$13.05 (Contingent Coupon)
Third to fifth Coupon Observation Dates and Autocall Observation Dates	Various (all at or above Coupon Barrier; below Call Threshold Level)	$39.15 (Contingent Coupon)
Sixth Coupon Observation Date and Autocall Observation Date	1000 (at or above Call Threshold Level, Coupon Barrier and Trigger Level)	$1,013.05 (Settlement Amount)
	Total Payment:	$1,078.30 (7.83% total return)

Because the closing level of the underlying index is equal to or greater than the call threshold level on the sixth autocall observation date, the Securities are called on the call settlement date (which is also the sixth coupon payment date) and UBS will pay you a total of $1,013.05 per Security, reflecting your principal amount plus the applicable contingent coupon. When added to the contingent coupon payments of $65.25 received in respect of prior coupon observation dates, UBS will have paid you a total of $1,078.30 per Security for a 7.83% total return on the Securities. No further amount will be owed to you under the Securities.

Example 2 — The Securities are NOT Called and the Final Level of the Underlying Index is equal to or greater than the Trigger Level.

Date	Closing Level	Payment (per Security)

First Coupon Observation Date and Autocall Observation Date	900 (at or above Coupon Barrier; below Call Threshold Level)	$13.05 (Contingent Coupon)
Second Coupon Observation Date and Autocall Observation Date	600 (below Coupon Barrier;)	$0.00
Third Coupon Observation Date and Autocall Observation Date	650 (below Coupon Barrier;)	$0.00
Fourth to Eleventh Coupon Observation Dates and Autocall Observation Dates	Various (all below Coupon Barrier)	$0.00
Final Valuation Date	950 (at or above Trigger Level and Coupon Barrier; below Call Threshold Level)	$1,013.05 (Settlement Amount)
	Total Payment:	$1,026.10 (2.61% total return)

Because the Securities are not called and the final level of the underlying index is equal to or greater than the trigger level, at maturity UBS will pay you a total of $1,013.05 per Security, reflecting your principal amount plus the applicable contingent coupon. When added to the contingent coupon of $13.05 received in respect of prior coupon observation dates, UBS will have paid you a total of $1,026.10 per Security for a 2.61% total return on the Securities.

Example 3 — The Securities are NOT Called and the Final Level of the Underlying Index is below the Trigger Level.

Date	Closing Level	Payment (per Security)

First Coupon Observation Date and Autocall Observation Date	900 (at or above Coupon Barrier; below Call Threshold Level)	$13.05 (Contingent Coupon)
Second Coupon Observation Date and Autocall Observation Date	770 (at or above Coupon Barrier; below Call Threshold Level)	$13.05 (Contingent Coupon)
Third Coupon Observation Date and Autocall Observation Date	820 (at or above Coupon Barrier; below Call Threshold Level)	$13.05 (Contingent Coupon)
Fourth to Eleventh Coupon Observation Dates and Autocall Observation Dates	Various (all below Coupon Barrier)	$0.00 (Contingent Coupon)
Final Valuation Date	400 (below Trigger Level and Coupon Barrier)	$1,000.00 + [$1,000.00 × Underlying Return] =
$1,000.00 + [$1,000.00 × -60%] =
$1,000.00 - $600.00 =
$400.00 (Payment at Maturity)

	Total Payment	$439.15 (-56.085% loss)

Because the Securities are not called and the final level of the underlying index is less than the trigger level, at maturity UBS will pay you $400.00 per Security. When added to the contingent coupon payments of $39.15 received in respect of prior coupon observation dates, UBS will have paid you $439.15 per Security for a loss on the Securities of 56.085%.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called, you may lose some or all of your initial investment. Specifically, if the Securities are not called and the final level is less than the trigger level, you will lose a percentage of your initial investment equal to the underlying return.

Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Russell 2000® Index

We have derived all information regarding the Russell 2000® Index (“the Russell 2000 Index”) contained in this free writing prospectus, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Russell 2000 Index.

The Frank Russell Company has no obligation to continue to publish the Russell 2000 Index, and may discontinue publication of the Russell 2000 Index at any time.

The Russell 2000 Index is published by the Frank Russell Company. As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — Russell 2000 Index,” the Russell 2000 Index measures the composite price performance of the smallest 2,000 companies included in the Russell 3000 Index. The Russell 3000 Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. The Russell 2000 Index value is calculated by adding the market values of the underlying equity constituents and then dividing the derived total market capitalization by the “adjusted” capitalization of the Russell 2000 Index on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus.

Historical Information

The following table sets forth the quarterly high and low closing level for the Russell 2000 Index, based on the daily closing levels as reported by Bloomberg Professional® service (“Bloomberg”), without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The closing level of the Russell 2000 Index on November 5, 2014 was 1,167.069. The actual initial level will be the closing level of the Russell 2000 Index on the trade date. Past performance of the Russell 2000 Index is not indicative of the future performance of the Russell 2000 Index.

underlying index.

Quarter Begin		Quarter End		Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/4/2010		3/31/2010		690.303	586.491	678.643
4/1/2010		6/30/2010		741.922	609.486	609.486
7/1/2010		9/30/2010		677.642	590.034	676.139
10/1/2010		12/31/2010		792.347	669.450	783.647
1/3/2011		3/31/2011		843.549	773.184	843.549
4/1/2011		6/30/2011		865.291	777.197	827.429
7/1/2011		9/30/2011		858.113	643.421	644.156
10/3/2011		12/30/2011		765.432	609.490	740.916
1/3/2012		3/30/2012		846.129	747.275	830.301
4/2/2012		6/29/2012		840.626	737.241	798.487
7/2/2012		9/28/2012		864.697	767.751	837.450
10/1/2012		12/31/2012		852.495	769.483	849.350
1/2/2013		3/28/2013		953.068	872.605	951.542
4/1/2013		6/28/2013		999.985	901.513	977.475
7/1/2013		9/30/2013		1,078.409	989.535	1,073.786
10/1/2013		12/31/2013		1,163.637	1,043.459	1,163.637
1/2/2014		3/31/2014		1,208.651	1,093.594	1,173.038
4/1/2014		6/30/2014		1,192.964	1,095.986	1,192.964
7/1/2014		9/30/2014		1,208.150	1,101.676	1,101.676
10/1/2014	*	11/5/2014	*	1,173.510	1,049.303	1,167.069

*	As of the date of this free writing prospectus, available information for the fourth calendar quarter of 2014 includes data for the period from October 1, 2014 through November 5, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the performance of the underlying index from January 3, 2000 through November 5, 2014, based on information from Bloomberg. The dotted lines represent a hypothetical trigger level and coupon barrier of 875.302, and a hypothetical call threshold level of 1,167.069, which are equal to 75% and 100%, respectively, of the closing level on November 5, 2014. The actual trigger level, coupon barrier and call threshold level will be based on the closing level of the underlying index on the trade date. Past performance of the underlying index is not indicative of the future performance of the underlying index.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-38 of the Floating Rate TPAOS product supplement and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying index. If your Securities are so treated, any contingent coupon that is paid by UBS (including on the maturity date or upon an automatic call) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent coupon, you should generally recognize capital gain or loss upon the sale, exchange, automatic call, or redemption on maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) and the amount you paid for your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year. The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your Securities prior to a coupon observation date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization such that the timing and character of your income from the Securities could differ materially from the treatment described above, as described further under “Supplemental U.S. Tax Considerations — Alternative Treatments” beginning on page PS-40 of the Floating Rate TPAOS product supplement. The risk that the Securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal.

In addition, in 2007, the Internal Revenue Service (“IRS”) released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently in excess of any receipt of contingent coupons and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”) should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-38 of the Floating Rate TPAOS product supplement unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupons is unclear. Subject to the discussion below with respect to Section 871(m) and FATCA, we currently do not intend to withhold any tax on any contingent coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Gain from the sale or exchange of a Security or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United

States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or has certain other present or former connections with the United States.

We will not attempt to ascertain whether the underlying equity issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” as defined in Section 897 of the Code. If the underlying equity issuer and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder upon a sale, exchange, redemption or other taxable disposition of a Security to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. You should refer to information filed with the SEC or other governmental authorities by the underlying equity issuer and consult your tax advisor regarding the possible consequences to you if any issuer is, or becomes a USRPHC.

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks (including the underlying equity constituents), may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the Securities on or after January 1, 2016 that are treated as dividend equivalents for Securities acquired on or after March 5, 2014. Under a recent IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments issued prior to 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the Securities should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the Securities under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying equity. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Proposed Legislation

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Prospective purchasers of the Securities are urged to consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

Determination of 3-Month USD-LIBOR

The calculation agent will determine the 3-Month USD-LIBOR rate on each reset date as follows:

3-month USD-LIBOR will be the offered rate appearing on the Reuters page LIBOR01 (or any successor page) as of 11:00 a.m., London time, for deposits of U.S. dollars offered for a period of three months beginning on the relevant reset date.

If 3-month USD-LIBOR does not so appear on the Reuters page LIBOR01(or any successor page), then LIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., London time, on the relevant reset date, at which deposits of U.S. dollars for a period of three months are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, 3-month USD-LIBOR for the relevant reset date will be the arithmetic mean of the quotations.

If fewer than two quotations are provided as described above, 3-month USD-LIBOR for the relevant reset date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 a.m., in New York, New York, on that reset date, by three major banks in New York, New York selected by the calculation agent: loans of U.S. dollars for a period of three months, beginning on the relevant reset date, and in a representative amount.

If fewer than three banks selected by the calculation agent are quoting as described above, 3-month USD-LIBOR for the new interest period will be 3-month USD-LIBOR in effect for the prior interest period. If the prior interest period falls during the first year of the term of the Securities, 3-Month USD-LIBOR for the applicable reset date will be determined by the calculation agent.

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of the final pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC intends to resell the securities to third party distributors at a discount from the price to the public up to the underwriting discount set forth on the cover of the final pricing supplement.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA)” Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliates’ customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 1 month after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 5 and 6 of this free writing prospectus.